Exhibit 99.5

From:	Sandra Sánchez-Oldenhage
Calle Eucalipto 22, Torre CD 2004,
Huixquilucan, Mexico

To:	OmnigenicsAI Corp
89 Nexus Way
Camana Bay
Grand Cayman, KY1-9009
Cayman Islands
(“OmnigenicsAI”)

Re: Consent to be Named as a Director Nominee

Dear Sirs,

In connection with the filing by OmnigenicsAI of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of OmnigenicsAI in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

[Signature page follows]

Yours faithfully,

Executed in Mexico on June 13, 2025.

By:	/s/ Sandra Sánchez-Oldenhage
Calle Eucalipto 22, Torre CD 2004,
Huixquilucan, Mexico